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                                                                   EXHIBIT 10.32



                           LOAN MODIFICATION AGREEMENT


         This Agreement is made as of July 28, 1993 between Summa Four, Inc., a Delaware corporation (the "Borrower") and Fleet Bank of Massachusetts, N.A. (the "Bank"). For good and valuable consideration, receipt and sufficiency or which are hereby acknowledged, the Borrower and the Bank act and agree as follows:

         1. Reference is made to (i) that certain letter agreement dated October 15, 1992 between the Borrower and the Bank (the "Letter Agreement"),
(ii) that certain $3,000,000 face amount Secured Time Note dated October 15, 1992 (the "1992 Revolving Note") made by the Borrower and payable to the order of the Bank, (iii) that certain $6,000,000 face amount promissory note of even date herewith (the "1993 Revolving Note") and (iv) that certain Inventory and Accounts Receivable Security Agreement dated October 15, 1992 (the "Security Agreement") given by the Borrower to the Bank. The Letter Agreement and the 1993 Revolving Note are hereinafter collectively referred to as the "Financing Documents".

         2. The Bank hereby releases the security interest granted by the Security Agreement and the Bank and the Borrower agree that the Security Agreement is terminated.

         3. The Letter Agreement is hereby amended, effective as of the date hereof:

         a. By deleting in its entirety Section 1.1 of the Letter Agreement and by substituting in its stead the following:

                  "1.1. REFERENCE TO NOTE. Reference is made to that certain $6,000,000 face principal amount promissory note dated July 28, 1993 (the 'Revolving Note') made by the Borrower and payable to the order of the Bank."

         b.       By deleting from clause (a) of the second paragraph of Section
                  1.5 of the Letter Agreement the words "and/or the Security Agreement".

         c. By deleting from the second sentence of Subsection 2.1(a) of the Letter Agreement the words ", to grant the security interests contemplated by the Security Agreement".

         d. By deleting from the introductory paragraph of Article III of the Letter Agreement the reference to the Security Agreement.




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         e.       By deleting from the second sentence of Section 3.2 of the
                  Letter Agreement the reference to the Security Agreement.

         f. By adding to clause (ii) of Section 3.6 of the Letter Agreement, at the end thereof, the following:

                  "Notwithstanding the foregoing, after the completion of a public offering of the Borrower's common stock, the Borrower need not furnish monthly statements in accordance with the immediately preceding sentence but will be required instead to furnish to the Bank, within 45 days after the end of each fiscal quarter of the Borrower, financial statements for the fiscal quarter then ended and for the fiscal year to date containing all of the information required by Form 10-Q promulgated under the Securities Exchange Act of 1934, as amended. The Borrower will also provide to the Bank, promptly upon filing same with the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. and/or any securities exchange or upon furnishing same to its stockholders generally, copies of all periodic reports, current reports and other reports and proxy statements."

         g. By adding to the first sentence of clause (iii) of Section 3.6, immediately after the words "annual statement", the following:

                  "or quarterly statement"

         h. By deleting in its entirety Section 3.8 of the Letter Agreement and by substituting in its stead the following:

                           "3.8. CAPITAL BASE. The Borrower will maintain, as at
                  the end of each fiscal quarter, a consolidated Capital Base which shall not be less than the then-effective Capital Base Requirement. As used herein, the 'Capital Base Requirement' will be deemed to have been $5,250,000 as at March 31, 1993 and will be deemed increased as at the end of each fiscal quarter thereafter (beginning June 30, 1993) so as to equal the sum of (i) the Capital Base Requirement in effect as at the immediately preceding quarter-end, plus (ii) 90% of the net proceeds of any equity securities sold by



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                  the Borrower during the fiscal quarter then ending or any
                  Subordinated Debt issued by the Borrower or any Subsidiary during such fiscal quarter then ending (nothing contained herein being deemed to authorize the incurrence of any such Subordinated Debt), plus (iii) 90% of the consolidated Net Income of the Borrower and Subsidiaries during such fiscal quarter then ending (but without giving effect to any Net Loss during such fiscal quarter)."

         i. By deleting from the introductory paragraph of Article IV of the Letter Agreement the reference to the Security Agreement.

         j. By deleting from Section 4.5 of the Letter Agreement the amount "$75,000" and by substituting in its stead the following:

                  "$250,000"

         k. By deleting from the first sentence of Section 4.11 of the Letter Agreement the following words: "and providing all such financing statements, certificates and other documentation as the Bank may request in order to maintain the perfection and priority of the security interests granted or intended to be granted pursuant to the Security Agreement".

         l. By adding to Section 4.13 of the Letter Agreement, at the end thereof, the following:

                  "Notwithstanding the foregoing, the first sentence of this
                  Section 4.13 will be deemed to be of no further force or effect upon the completion by the Borrower of an initial public offering which generates at least $5,000,000 in net proceeds to the Borrower."

         m.       By deleting from Section 5.1 of the Letter Agreement clauses
                  (k) and (l) thereof.

         n. By relettering clause (m) of Section 5.1 of the Letter Agreement so that same will become clause "(k)".

         o. By deleting from clause (c) of Section 5.2 of the Letter Agreement the reference therein to the Security Agreement.



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         p.       By deleting from Section 6.1 of the Letter Agreement all
                  references therein to the Security Agreement.

         q.       By deleting the period at the end of the first sentence of
                  Section 6.3 of the Letter Agreement and by substituting in its stead the following:

                  "; provided, however, that effective as of July 28, 1993 the aforesaid rate of 1/2% per annum will be deemed reduced to 3/8% per annum."

         r.       By changing the Bank's notice address to:

                  Fleet Bank of Massachusetts, N.A.
                  High Technology Group
                  75 State Street
                  Boston, MA 02109
                  Attention:  Thomas W. Davies, Vice President

         s. By deleting in its entirety the definition of "Expiration Date" appearing in Section 7.1 of the Letter Agreement and by substituting in its stead the following:

                  "'Expiration Date' - September 1, 1994, unless extended by the Bank, which extension may be given or withheld by the Bank in its sole discretion."

         t. By deleting from the definition of "Loan Documents" appearing in Section 7.1 of the Letter Agreement the reference to the Security Agreement.

         u. By deleting in its entirety the definition of "Maximum Revolving Amount" appearing in Section 7.1 of the Letter Agreement and by substituting in its stead the following:

                  "'Maximum Revolving Amount' - Six Million ($6,000,000)
                  Dollars."

         v. By deleting in its entirety the definition of "Obligation" appearing in Section 7.1 of the Letter Agreement and by substituting in its stead the following:





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                  "'Obligations' - Each and every liability, undertaking,
                  agreement, indebtedness and obligation now or hereafter owed by the Borrower to the Bank or now or hereafter made by the Borrower with or for the benefit of the Bank."

         w. By deleting from the definition of "Principal Office" appearing in Section 7.1 of the Letter Agreement the address "28 State Street" and by substituting in its stead the following:

                  "75 State Street"

         x. By deleting in its entirety clause (i) of the second sentence of the definition of "Qualified Receivables" appearing in
                  Section 7.1 of the Letter Agreement.

         y.       By deleting in its entirety Section 7.2 of the Letter
                  Agreement.

         4. Wherever in any Financing Document, or in any certificate or opinion to be delivered in connection therewith, reference is made to a "letter agreement", from and after the date hereof same will be deemed to refer to the Letter Agreement, as hereby amended.

         5. Simultaneously with the execution and delivery of this Agreement, the Borrower is executing and delivering to the Bank the 1993 Revolving Note in substitution for the 1992 Revolving Note. The 1993 Revolving
Note is a $6,000,000 promissory note of the Borrower, substantially in the form attached hereto as Exhibit 1. Whenever in any Financing Document, or in any certificate or opinion to be delivered in connection therewith, reference is made to a "Note" or "Revolving Note", from and after the date hereof same will be deemed to refer to the 1993 Revolving Note.

         6. In order to induce the Bank to enter into this Agreement, the Borrower further represents and warrants as follows:

         a. The execution, delivery and performance of this Agreement and the 1993 Revolving Note have been duly authorized by the Borrower by all necessary corporate and other action, will not require the consent of any third party and will not conflict with, violate the provisions of, or cause a default or constitute an event which, with the passage of time or giving of notice or both, could cause a default on the part of the



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                  Borrower under its charter documents or by-laws or under any contract, agreement, law, rule, order, ordinance, franchise, instrument or other document, or result in the imposition of any lien or encumbrance on any property or assets of the Borrower (except lines in favor of the Bank).

         b. The Borrower has duly executed and delivered each of this Agreement and the 1993 Revolving Note.

         c. Each of this Agreement and the 19993 Revolving Note is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its respective terms.

         d. The statements, representations and warranties made in the Letter Agreement continue to be correct as of the date hereof; except as amended, updated and/or supplemented by the attached Supplemental Schedule.

         e. The covenants and agreements of the Borrower contained in the Letter Agreement have ben complied with on and as of the date hereof.

         f. No event which constitutes or which, with notice or lapse of time, or both, could constitute, an Event of Default (as defined in the Letter Agreement) has occurred and is continuing.

         g. Except as heretofore disclosed to the Bank in writing, no material adverse change has occurred in the financial condition of the Borrower from that disclosed in the quarterly financial statements of the Borrower for the fiscal year ended March 31, 1993.

         7. Except as expressly affected hereby, the Letter Agreement and each of the other Financing Documents remains in full force and effect as heretofore.

         8. Except expressly set forth above, nothing contained herein will be deemed to constitute a waiver or a release of any provision of any of the Financing Documents. Nothing contained herein will in any event be deemed to constitute an agreement to give a waiver or release or to agree to any amendment or modification of any provision of any of the Financing Documents on any other or future occasion.




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         Executed, as an instrument under seal, as of the day and year first above written.


                               SUMMA FOUR, INC.


                               By: /s/Thomas A. St. Germain
                                   ------------------------------------------
                                    Its



                               FLEET BANK OF MASSACHUSETTS, N.A.


                               By: /s/Thomas W. Davies
                                   ------------------------------------------
                                    Its  Vice President


                               By:         [Illegible]
                                   ------------------------------------------
                                    Its  Senior Vice President





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